Exhibit 99.1

November 18, 2014

Liberty Broadband Corporation Announces New Record Date for Rights Offering

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA,  LBRDK)  announced today a change to the previously announced record date of 5:00 p.m., New York City time, on November 19, 2014 for the distribution of subscription rights (the “rights distribution”) to acquire shares of its Series C common stock. The new record date for the rights distribution will be 5:00 p.m., New York City time, on December 4, 2014. The ex-dividend date for the rights distribution will be announced once it has been determined. The completion of the rights distribution remains subject to the satisfaction of conditions, including the effectiveness of the Registration Statement on Form S-1 and the receipt of the opinion of tax counsel.

About Liberty Broadband

Liberty Broadband is comprised of, among other things, its interest in Charter Communications, its subsidiary TruePosition and a minority equity investment in Time Warner Cable.

Courtnee Ulrich, 720-875-5420

Source: Liberty Broadband